EXHIBIT 99.1

INDEPENDENT AUDITOR’S REPORT

To the Management of EnergyQuest Resources, L.P.:

We have audited the accompanying statements of direct revenues and direct operating expenses of the natural gas and oil properties acquired from EnergyQuest Resources, L.P. for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the management of EnergyQuest Resources, L.P. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in this Form 8-K/A of Constellation Energy Partners LLC as described in Note 1 and are not intended to be a complete presentation in conformity with accounting principles generally accepted in the United States of America. In our opinion, the financial statements referred to above present fairly, in all material respects, the direct revenues and direct operating expenses of the natural gas and oil properties acquired from EnergyQuest Resources, L.P. for the years ended December 31, 2006 and 2005, in conformity with the basis of accounting described in Note 1.

As described in Note 1 to the financial statements, the natural gas and oil properties acquired from EnergyQuest Resources, L.P. have significant transactions and relationships with affiliated entities. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated third parties.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

July 3, 2007

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Statements of Direct Revenues and Direct Operating Expenses of the Natural Gas and Oil Properties Acquired from EnergyQuest Resources, L.P.

	For the year ended December 31, 2006	For the year ended December 31, 2005	For the three months ended March 31, 2007	For the three months ended March 31, 2006
			Unaudited	Unaudited
	(In 000’s)
Direct revenues	$16,088	$16,922	$3,546	$4,369
Direct intercompany expenses	1,625	1,338	407	440
Direct operating expenses	6,755	7,288	1,456	1,745

Excess of revenues over direct operating expenses	$7,708	$8,296	$1,683	$2,184

The accompanying notes are an integral part of these financial statements.

Notes to Statements of Direct Revenues and Direct Operating Expenses of the Natural Gas and Oil Properties Acquired from

EnergyQuest Resources, L.P.

Years Ended December 31, 2006 and 2005 and

Three Months Ended March 31, 2007 and 2006

1. BASIS OF PRESENTATION

The accompanying financial statements present the direct revenues, direct intercompany expenses and direct operating expenses of the acquired interests in certain oil and natural gas properties located in Kansas and Oklahoma (the “Acquired Properties”) purchased from EnergyQuest Resources, L.P. (the “Seller”) for the years ended December 31, 2006 and 2005 and for the three months ended March 31, 2007 and 2006. The Acquired Properties were purchased by Constellation Energy Partners LLC (the “Company”) on April 23, 2007, for a contract price of $115 million, subject to normal purchase price adjustments.

The Acquired Properties were part of a larger enterprise prior to the acquisition by the Company, and representative amounts of general and administrative expenses, depreciation, depletion and amortization, interest, accretion and other indirect costs were not allocated to the properties acquired, nor would such allocated costs be relevant to future operations of the Acquired Properties. Accordingly, the historical statements of direct revenues and direct operating expenses reflecting the Company’s interest in the Acquired Properties are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission Regulation S-X.

Revenues associated with sales of natural gas and oil are recognized when title passes to the customer, net of royalties, discounts and allowances, as applicable. Natural gas produced and used in operations is not included in revenues. Revenues from natural gas and oil production from properties in which the Sellers have an interest with other producers are recognized on the basis of the Sellers’ net working interest (entitlement method). Direct revenues and direct operating expenses included in the accompanying statement represent the Company’s net working interest in the Acquired Properties. Direct operating expenses are recognized on the accrual basis and consist of field operating expenses, workovers, monthly operator overhead costs, production costs, severance and ad valorem taxes and other direct costs of operating the Acquired Properties. Direct intercompany expenses represent processing and transportation fees charged by an affiliate, Kansas Processing EQR, LLC.

The accompanying unaudited consolidated statements of direct revenues and direct operating expenses for the three months ended March 31, 2007 and March 31, 2006 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles. In the opinion of management, all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair presentation have been included. The information disclosed in the notes to the statements of direct revenues and direct operating expenses for these periods is unaudited. Operating results for the three months ended March 31, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007 or any future period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2. COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the purchase and sale agreement between the Seller and the Company, any claims, litigation or disputes pending as of the effective date (January 31, 2007) or any matters arising in connection with ownership of the Acquired Properties prior to the effective date are retained by the Seller. Notwithstanding this indemnification, management of EnergyQuest Resources LP is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the accompanying statements of direct revenues and direct operating expenses.

Supplemental Information About Natural Gas and Oil Properties Acquired from EnergyQuest Resources, L.P.

(unaudited)

The following estimates of proved natural gas and oil reserves, both developed and undeveloped, represent interests acquired by the Company in the transaction described above, and are located solely within the United States. Proved reserves represent estimated quantities of natural gas and oil which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed natural gas and oil reserves are the quantities expected to be economically recoverable through existing wells with existing equipment and operating methods. Proved undeveloped natural gas and oil reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells for which relatively major expenditures are required for completion.

The following estimates of proved reserves have been made by the Company’s engineers, on the basis of the net interest purchased by the Company. The estimated proved reserves are based upon subjective engineering judgments and may be affected by the limitations inherent in such estimation. The process of estimating reserves is subject to continual revision as additional information becomes available as a result of drilling, testing, reservoir studies and production history. There can be no assurance that such estimates will not be materially revised in subsequent periods. For a complete definition of proved reserves, proved developed reserves, and proved undeveloped reserves, please refer to Regulation S-X, Rule 4-10.

Changes in estimated reserve quantities

The changes in proved reserves of the Acquired Properties were as follows:

	Natural Gas (MMcf)	Oil (MBbls)
Reserves at January 1, 2005	38,938	11
Production	(2,474)	(3)
Revisions, extensions and discoveries	3,358	—

Reserves at December 31, 2005	39,822	8
Production	(2,279)	(2)
Revisions, extensions and discoveries	3,666	8

Reserves at December 31, 2006	41,209	14

Proved developed natural gas reserves as of:

January 1, 2005	21,453	MMcf
December 31, 2005	22,737	MMcf
December 31, 2006	23,479	MMcf

Proved developed oil reserves as of:

January 1, 2005	11	MBbls
December 31, 2005	8	MBbls
December 31, 2006	14	MBbls

Supplemental Information About Natural Gas and Oil Properties Acquired from EnergyQuest Resources, L.P.

(unaudited)

The standardized measure of discounted future net cash flows relating to proved natural gas and oil reserves (“Standardized Measure”) is a disclosure requirement under Statement of Financial Accounting Standard No. 69, “Disclosures about Oil and Gas Producing Activities.”

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the natural gas and oil reserves of the Acquired Properties. Unlike the standardized measure, an estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties and consideration of expected future economic and operating conditions.

The estimates of future net cash flows are based on period-end sales prices for natural gas and oil, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current prices and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%. There is no future income tax expense, because the Company is in a non-taxable entity.

Standardized Measure of discounted future net cash flows from estimated production of proved natural gas and oil reserves as of December 31, 2006 and 2005:

	Year Ended December 31,
	2006	2005
	(In 000’s)
Future cash inflows	$216,410	$329,495
Future production costs	(79,642)	(96,683)
Future development costs	(24,629)	(16,287)

Future net cash flows	112,139	216,525
10% annual discount per estimated timing of cash flow	(52,037)	(106,898)

Standardized measure of discounted future net cash flow at end of year	$60,102	$109,627

Principal sources of change in discounted future net cash flows for the years ended December 31, 2006 and 2005:

	Year Ended December 31,
	2006	2005
	(In 000’s)
Sales of natural gas and oil produced, net of production costs	$(11,996)	$(5,942)
Effect of change in prices	(52,950)	42,216
Accretion of discount	10,963	5,661
Development costs incurred	1,457	1,056
Extensions and discoveries	9,239	3,859
Revision of estimate, timing and other	(6,238)	6,170

Change in standardized measure	$(49,525)	$53,020

Supplemental Information About Natural Gas and Oil Properties Acquired from EnergyQuest Resources, L.P.

(unaudited)

Estimates of economically recoverable natural gas and oil reserves and of future net cash flows are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of natural gas and oil may differ materially from the amounts estimated.